                                 Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-71578) pertaining to the Employee New Stock Purchase Plan, as amended, the Registration Statement (Form S-8 Number 33-71580,33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, the Registration Statement (Form S-8 Number 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 Number 33-17194) pertaining to the 1985 Restricted Value Stock Plan, as amended, and the Registration Statement (Form S-2 Number 33-32979) pertaining to the Deferred Equity Program of Grubb & Ellis Company and Subsidiaries of our report dated January 27, 1995, the financial statements of Axiom Real Estate Management, Inc. (Axiom) as of and for the year ended December 31, 1994. Ernst & Young LLP has placed reliance on our work performed on the financial statements of Axiom as of and for the year ended December 31, 1994, and has elected to make reference to that effect in its report on the consolidated financial statements of Grubb & Ellis Company and Subsidiaries dated February 8, 1995, which is included in the Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities Exchange Commission.



Pittsburgh, Pennsylvania                                Coopers & Lybrand L.L.P.
March 27, 1995

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